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                                                                       EXHIBIT 5
                                                            Opinion Re: Legality


                    Powell, Goldstein, Frazer & Murphy LLP
                        10001 Pennsylvania Avenue, N.W.
                                  Sixth Floor
                             Washington, DC 20004
                                (202) 347-0066

                                 July 6, 2000


The Board of Directors
Cybernet Internet Services International, Inc.


Gentlemen:

          We have acted as counsel to Cybernet Internet Services International, Inc. (the "Company"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock, $0.001 par value (the "Shares"), subject to the Cybernet Internet Services International, Inc., 1998 Stock Incentive Plan (the "Plan").

          As counsel to the Company, we have examined such records and documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

          Based on the foregoing, we are of the opinion that the 3,000,000 Shares subject to the Plan, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to all references to our firm in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                  Sincerely,



                                  /s/ Powell, Goldstein, Frazer & Murphy LLP